UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 10, 2022

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On January 10, 2022, Nabriva Therapeutics plc (the “Company”) issued a press release announcing preliminary financial results for the fourth quarter of 2021. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Preliminary Financial Results

As described above, on January 10, 2022, the Company announced that, although it has not finalized its full financial results for the fourth quarter and fiscal year ended December 31, 2021, it expects to report cash, cash equivalents and short-term investments of approximately $47.7 million as of December 31, 2021. In addition, the Company expects to report that total revenue for the fourth quarter of 2021 grew at a mid-to-high single digit percentage versus third quarter of 2021’s reported total revenue of $8.9 million.

These estimated financial results are preliminary and unaudited, represent management’s estimates as of the date of this Current Report on Form 8-K and are subject to the completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, these estimated financial results.

Cash Runway

As a result of SIVEXTRO sales in the fourth quarter of 2021 and improved operating efficiencies within the business, the Company anticipates that its cash, cash equivalents and short-term investments as of December 31, 2021 will be sufficient to enable it to fund its operations, debt service obligations and capital expenditure requirements well into the fourth quarter of 2022. The Company has based this estimate on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects.

Clinical Update

The Company has initiated a Phase I clinical trial of lefamulin for the treatment of cystic fibrosis patients with bacterial infections and expects to enroll the first patient in the trial in the first quarter of 2022.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including but not limited to statements about the sufficiency of the Company’s existing cash resources, its preliminary financial results for the fourth quarter of 2021, the timing of patient enrollment for its Phase I clinical trial and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the extent of business and other interruptions resulting from the infection causing the COVID-19 outbreaks or similar public health crises, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth in the Company’s annual and quarterly reports and other filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Form 8-K represent the Company’s views as of the date of this Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: January 10, 2022	By:	/s/ Daniel Dolan
Daniel Dolan
Chief Financial Officer